UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2012

Car Charging Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Sixth Floor
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

2012 Omnibus Incentive Plan

On November 30, 2012, the Board of Directors (the “Board”) of Car Charging Group, Inc. (the “Company”), as well as a majority of the Company’s shareholders, approved the Company’s 2012 Omnibus Incentive Plan (the “Plan”), which enables the Company to  grant stock options, stock appreciation rights, restricted stock, restricted stock units, phantom stock and dividend equivalent rights to associates, directors, consultants, and advisors of the Company and its affiliates, and to improve the ability of the Company to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.  Stock options granted under the Plan may be Non-Qualified Stock Options or Incentive Stock Options, within the meaning of Section 422(b) of the Internal Revenue Code of 1986, except that stock options granted to outside directors and any consultants or advisers providing services to the Company or an affiliate shall in all cases be Non-Qualified Stock Options.  The Plan is to be administered by the Board, which shall have discretion over the awards and grants thereunder. The aggregate maximum number of shares of Common Stock for which stock options or awards may be granted pursuant to the Plan is 5,000,000, adjusted as provided in Section 11 of the Plan.  The Plan expires on December 1, 2014.

A copy of the Plan is attached to this Report as Exhibit 10.1.  The foregoing summary is not complete and should be read in connection with such exhibit.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	2012 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2012

Car Charging Group, Inc.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chief Executive Officer